Exhibit 10.14



                               PROMISSORY NOTE

$1,350,000.00                                                 January 1, 2001

     FOR VALUE RECEIVED, the undersigned, Donald Riesterer (hereinafter "Borrower), as maker, promises to pay to the order of Dave Thomas, Emil A. Gluck, and Douglas A. Larson and their successor (hereinafter The "Lender"), or order at 2710 Shady Pine Lane, Menomonie, Wisconsin, 54751, or at any other place designated by the Lender hereof, in lawful money of the United States of America, the principal sum of One Million Three Hundred and Fifty Thousand dollars and 00/100 ($1,350,000.00) together with interest at a rate of nine and one-half percent (9.5%) per annum on the principal balance outstanding from time to time hereunder.

    EVERY MONTH payments consisting of interest only in the amount of Ten Thousand Six Hundred and Eight Seven Dollars 50/00 ($10,687.50) each shall be made commencing on January 1, 2000 and on intervals of the first day of every month thereafter through, and until, March 1, 2001. On, or before, March 31, 2001 Borrower shall pay a partial balloon payment in the amount of $300,000.00 to be applied to the principal balance. Commencing April 1, 2001 the interest only payment shall be paid by Borrower on the first of each successive month in the amount of Eight Thousand Three Hundred Twelve Dollars 50/00 ($8,312.50) until December 31, 2001, at which point the remaining principal balance shall be due and payable.

     In the even that the Borrower fails to pay the required partial balloon payment, the interest due on that $300,000 payment shall be increased from 9.5% to 15% until such time as that payment is made. Failure to make the partial balloon payment shall be a default of this note. Interest shall be calculated from the date hereon.

     This Promissory Note may be prepaid in full or in part (but if is part, in multiples of no less than $100.00), at any time, or from time to time hereafter, without premium or penalty. Interest shall be computed on the unpaid principal balance at the end of each day as follows: The rate of interest shall be divided by 365 and the unpaid principal balance of this Note shall be multiplied by the percentage so obtained. Payments hereunder shall be applied first to accrued but unpaid interest and the excess, if any, to the principal.

     This Promissory Note is secured by a mortgage dated December 30, 1999, and filed on December 27, 2000 with the Washington County Recorder, on property commonly described as 1800 and 1802 Wooddale Drive, Woodbury, Minnesota. (A true and correct copy of said mortgage is attached hereto.) This Promissory Note replaces and satisfies the term of those two Promissory Notes between the parties hereto dated December 30, 1999 in the principal amounts of $500,000 and $850,000 respectively. This Note also replaces those terms and obligations contained in that letter of intent referenced in the party's December 30, 1999 Promissory Note. Specifically, the parties agree that the shares of Why USA Financial Group, Inc. common stock (1,850,000 shares total) that was to be both transferred to Lenders (850,000 shares) and as collateral for the December 30, 1999 Notes (1,000,000) shall now be deemed collateral for this loan with the certificates to be held in escrow. (A true and correct copy of the Security Agreement for said collateral is attached hereto). These shares shall be unrestricted and free trading and can be sold by the Lender immediately upon default of the note, subject to the applicable securities law and requirements of the SEC.

    As additional incentive to lend, Borrower shall make exercisable options available to Lenders to purchase 650,000 shares of Why USA Financial Group, Inc. common stock at $.10/share. This option shall have a term of 2 years beyond the term of this Note. These option shares shall be unrestricted and free trading, subject to applicable securities law and the requirements of the SEC. Lender acknowledge that the option stock will have been held by Donald Riesterer for one year as of January 24, 2001. Further, as an additional incentive to lend, the Borrower shall, at his expense, acquire and covey to Lender 10% of all new Why USA Financial Group, Inc. shares issued in excess of the number of shares issued at the time of acquisition of Why USA Financial Group, Inc. by Northwest Financial (31,412,850). The only exception will be new shares issued and associated with transactions involving, the Larson, Gluck and Thomas after January 01, 2001.

    In the event of any default in the terms hereof or the payment of any principal when due hereunder, then the entire unpaid principal balance of this Promissory Note shall, at the option of the Lender hereof become immediately due and payable, in full, without presentment or other notice or demand of any kind. Failure to exercise such option, however often, shall not constitute a waiver of the right to exercise it thereafter.

     The following events shall constitute a default:

1.)   The apparent insolvency of the Borrower;

2.) Appointment of a Receiver for Borrower's property and business operations;

3.) The commencement of bankruptcy proceedings, voluntary or involuntary by or on behalf of the Borrower;

4.)   The failure to timely make payments as set forth herein;

5.) Failure to timely make payments for merchandise received on credit from Lender.

6.)   The sale of all or substantially all of Borrower's assets,

7.)   A default as defined by documents executed concurrently herewith; and

8.)   The failure to abide by any of the term set forth herein.

     The Borrower agrees to pay all costs of collection, including reasonable attorney's fees and legal expenses, incurred by the Lender hereof at any time in the event this Promissory Note is not duly paid or a default exists. The Borrower agrees to submit to the jurisdiction of the Wisconsin Circuit Court, in the event a dispute arises herein. The Lender's rights or remedies hereunder shall be cumulative and in addition to other remedies which may be available at law.

     In the event any provision(s) herein becomes enforceable as a matter of law, said provision(s) shall be stricken and the remaining provisions shall be valid and enforceable.

     Presentment or other demand for payment, notice of dishonor and protest are hereby expressly waived.

     This Promissory Note shall be governed by the laws of the State of Wisconsin.

     Executed on Following Page.


BORROWER

/S/ Donald Riesterer                           /s/ Clara Olson
--------------------------                     --------------------------
Donald Riesterer                                (Witness)

                                               /s/ signature illegible
                                               --------------------------
                                                (Witness)

GUARANTY

Northwest Financial Group, Inc., through do undersigned officer, does hereby guaranty payment of the above debt and pledges its assets, as described in that Mortgage of even date, toward full payment thereon.


Northwest Financial Group. Inc.

/s/ Donald Riesterer
---------------------------
Donald Riesterer, President